Exhibit 10.45

THIRD AMENDMENT TO THE LEASE
RENEWAL OF THE LEASE TERM

February 20th, 2014

BETWEEN:	OLYMBEC DEVELOPMENT INC.
(Previously: Olymbec Development (2004) Inc.)
333 Decarie Blvd., 5th Floor
St-Laurent, Quebec
H4N 3M9
(hereinafter referred to as the “LESSOR”)

NEW QST# 1205414424 TQ0001
NEW GST# 145375507 RT0001

AND:	DAVIDSTEA INC.
5690 Paré Street
Town of Mount-Royal, Quebec
H4P 2M2
(hereinafter referred to as the “LESSEE”)

MATRICULE: 1165187155

PREAMBLE

WHEREAS the Lessor and the Lessee (the “Parties”) entered into a Lease Agreement dated April 28th, 2010, (the “Lease”) the whole with respect to the premises forming part of Lessor’s building known as 5690-5700 Pare Street, Town of Mount-Royal, Province of Quebec (the “Building”), which premises bear civic number 5690 and 5692 Paré, having a rentable area of approximately TWENTY-THREE THOUSAND ONE HUNDRED FIFTY-TWO (23,152) SQUARE FEET (which includes service areas) (the “Initial Premises”);

WHEREAS Olymbec Development (2004) Inc. was merged with Olymbec Development Inc, on January 1st, 2011;

WHEREAS by First Addendum to the Lease - Additional Premises and Renewal of the Combined Premises dated January 19th, 2011, Lessee leased from Lessor, some additional premises, said premises are located in the Lessor’s Building and are designated as 5692 Pare, and contain an approximate gross rentable area of SEVENTEEN THOUSAND SEVEN

HUNDRED AND FOUR (17,704) SQUARE FEET (the “First Additional Premises”). The Term of the Initial Premises was also extended to June 30th, 2014;

WHEREAS by Second Addendum to the Lease - Additional Premises dated January 2nd, 2011, Lessee leased from Lessor, some second additional premises, said second premises are located in the Lessor’s Building and are designated as 5700 Pare, and contain an approximate gross rentable area of TWENTY THOUSAND SIX HUNDRED SIXTY-THREE (20,663) SQUARE FEET (the “Second Additional Premises”);

WHEREAS the Initial Premise, the First Additional Premises and the Second Additional Premises are, as of the date of these presents, referred to as (the “Combined Premises”);

WHEREAS the Combined Premises contain an approximate gross rentable area of SIXTY-ONE THOUSAND FIVE HUNDRED AND NINETEEN (61,519) SQUARE FEET (which includes service areas) and represents 100% of the total rentable area of the Building;

WHEREAS the Lessee and Lessor are agreeable to extend the term of the Combined Premises by a period of TWO (2) years, the whole subject to the modifications and provisions contained herein;

IN WITNESS WHEREOF, THE LESSOR AND THE LESSEE MUTUALLY AGREE TO THE FOLLOWING:

1.                                      PREAMBLE:

The Preamble is true and correct, both in substance and in fact, and that said Preamble forms an integral part hereof as if it were recited at length.

2.                                      EXTENDED TERM:

The term of the Lease is hereby extended for a further period of TWO (2) years, to commence on July 1st, 2014 and to be fully completed and ended on the 30th day of June, 2016 (the “Extended Term”).

3.                                      CONDITION OF THE PREMISES:

The Lessee expressly covenants and agrees that it is fully aware of the condition of the Premises and hereby accepts the Premises in its present condition “as is” and acknowledges that the Lessor shall not perform any renovation, alterations or leasehold improvements in or to the Premises, save and except that Lessor shall, at its cost, sixty (60) days after the signature of these presents:

•                                       Verify the wall and the holes and cracks wilt be repaired and closed;

•                                       Verify the roof ensure that the roof leaks are repaired;

•                                       Ensure that all the radiant heaters are fully functional;

•                                       Verify the plumbing to ensure that sewer odors are stopped;

•                                       Repair the garage doors on the east parking lot and adjust to truck level heights;

4-                                     BASE GROSS RENT:

(i)                                  For the period commencing July 1st, 2014 and terminating June 30th, 2016, a monthly Base Gross Rent in the amount of Thirty-eight Thousand Four Hundred Forty-nine Dollars and Thirty-eight Cents ($38,449.38), said monthly Base Gross Rent being calculated on the annual basis of Seven Dollars and Fifty Cents ($7.50) per square foot, plus G.S.T. and Q.S.T.

5.                                      BROKERAGE COMMISSION:

The Lessee declares and confirms, by these presents, that no broker or agent was involved in the present transaction.

Consequently, the Lessee guarantees that no commissions or charges are payable to any broker or agent with respect to the present transaction. The Lessee shall indemnify and hold the Lessor harmless from any and all claims for commissions or charges.

6.                                       DEPOSIT:

Any deposit of any nature whatsoever that could have been remitted to the Lessor by the Lessee will continue to be retained by the Lessor during the Renewed Term as a security deposit, refundable to the Lessee, subject to any deduction for monetary default or damage caused to the Premises by the Lessee, or by anyone for whom the Lessee is responsible by law, thirty (30) days after the expiration of the Term.

7.                                       RIGHT OF EARLY TERMINATION

Article 7 of the First Addendum to the Lease - Additional Premises and Renewal of the Combined Premises dated January 19th, 2011 is hereby deleted.

8.                                       MODIFICATIONS:

The following clauses are hereby added to the Lease:

A)                                    HVAC

It is expressly agreed and the Lessee covenants that it must, throughout the Term and/or any renewal or extension thereof, as the case may be, be responsible for the maintenance and repairs to the H.V.A.C. system and shall enter in to a maintenance contract with an accredited company and the Lessee must remit a copy of said contract to the Lessor.

~~9.                                      RENTAL ARREARS:~~

~~The present Third Renewal is conditional upon Lessee remitting to Lessor, at the signature of these presents, a cheque in the amount of $300.37 representing Word Order #40868.~~

10.                               ACCEPTANCE:

The present Third Renewal and Amendment to the Lease is open for signature and acceptance by the Lessee until 3:00PM on the 241h day of February, 2014, after which it shall be null and void and of no effect.

Furthermore the present Third Renewal and Amendment to the Lease shall not be considered as binding the Lessor and the Lessee unless said Third Renewal and Amendment to the Lease is accepted and signed by the Lessor.

In addition, the present Third Renewal and Amendment to the Lease may not be considered as binding upon the Lessor, if at the time of its execution; Lessee owes rent, additional rent or any other sums due to the Lessor. Lessor reserves the right, at its sole discretion to declare these presents null and void under those circumstances.

11.                               ENTIRE AGREEMENT:

Save and except for the terms and conditions contained herein, all other terms and conditions of the Lease shall remain unmodified and in full force and effect throughout the Extended Term.

The present Third Renewal and Amendment to the Lease, along with the Lease, as defined herein, represent the entire agreement intervened between the parties with regard to the Premises. All capitalized terms used in the present Third Renewal and Amendment to the Lease shall have the same meaning attributed to them in the Lease and shall be interpreted likewise, unless otherwise modified herein.

SIGNED AND ACCEPTED ON THIS 3  DAY OF April 2014.

OLYMBEC DEVELOPMENT INC.

/s/ Witness	/s/ Derek Stern
Witness	Per: Derek Stern

Witness

SIGNED AND ACCEPTED ON THIS 27 DAY OF February 2014.

DAVIDSTEA INC.

/s/ Witness	/s/ Herschel Segal
Witness	Per: Herschel Segal

/s/ Witness	/s/ Howard Tafler
Witness	Per: Howard Tafler